Exhibit 10.3

ROSE ROCK MIDSTREAM

EQUITY INCENTIVE PLAN

Table of Contents

Article 1 Establishment & Purpose		1

1.1	Establishment	1
1.2	Purpose of the Plan	1

Article 2 Definitions		1

Article 3 Administration		4

3.1	Authority of the Committee	4
3.2	Delegation	5
3.3	Limitation of Liability	5

Article 4 Eligibility and Participation		5

4.1	Eligibility	5
4.2	Type of Awards	6

Article 5 Units Subject to the Plan		6

5.1	General	6
5.2	Additional Units	6

Article 6 Unit Options		6

6.1	Grant of Options	6
6.2	Restrictions on Option Grants	7
6.3	Terms of Option Grant	7
6.4	Option Term	7
6.5	Method of Exercise	7

Article 7 Unit Appreciation Rights		8

7.1	Grant of Unit Appreciation Rights	8
7.2	Restrictions on Unit Appreciation Rights Grants	8
7.3	Terms of Unit Appreciation Right	8
7.4	Tandem Unit Appreciation Rights and Options	8

Article 8 Restricted Units and Phantom Units		9

8.1	Restricted Units	9
8.2	Phantom Units	10

Article 9 Other Unit-Based Awards		11

Article 10 DERs		11

Article 11 Compliance with Section 409A and Section 457A		11

11.1	General	12
11.2	Payments to Specified Employees	12
11.3	Separation from Service	12
11.4	Section 457A	12

Article 12 Adjustments		13

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12.1	Anti-dilution Adjustments	13
12.2	Actions Upon the Occurrence of Certain Events	13

Article 13 Duration, Amendment, Modification, Suspension and Termination		14
13.1	Duration of the Plan	14
13.2	Amendment, Modification, Suspension and Termination of Plan	14

Article 14 General Provisions		15

14.1	No Right to Service	15
14.2	Settlement of Awards; Fractional Units	15
14.3	Tax Withholding	15
14.4	No Guarantees Regarding Tax Treatment	15
14.5	Non-Transferability of Awards	16
14.6	Conditions and Restrictions on Units	16
14.7	Compliance with Law	16
14.8	Awards to Non-U.S. Employees or Directors	17
14.9	Rights as a Unitholder	17
14.10	Severability	17
14.11	Unfunded Plan	18
14.12	No Constraint on General Partner Action	18
14.13	Successors	18
14.14	Governing Law	18
14.15	Waiver of Certain Claims	18
14.16	Data Protection	19
14.17	Effective Date	19

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Rose Rock Midstream Equity Incentive Plan

Article 1 Establishment & Purpose

1.1 Establishment.

Rose Rock Midstream GP, LLC, a Delaware limited liability company and the general partner (“General Partner”) of Rose Rock Midstream, L.P., a Delaware limited partnership (the “Partnership”), hereby establishes the Rose Rock Midstream Equity Incentive Plan (hereinafter referred to as the “Plan”) as set forth in this document.

1.2 Purpose of the Plan.

The Plan is intended to promote the interests of the General Partner, the Partnership and their Affiliates by providing to Employees, Consultants and Directors incentive compensation awards based on Units to encourage superior performance. The Plan is also contemplated to enhance the ability of the General Partner, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

Article 2 Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

2.2 “Award” means any Option, Unit Appreciation Right, Restricted Unit, Phantom Unit or Other Unit-Based Award that is granted under the Plan, and shall include any tandem DERs that may be granted with respect to an Award.

2.3 “Award Agreement” means either (a) a written agreement entered into by the General Partner or the Partnership and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the General Partner, the Partnership or any of their Affiliates to a Participant describing the terms and conditions of the actual grant of such Award.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” means the Board of Directors of the General Partner.

2.6 “Change of Control” means, unless otherwise specified in the Award Agreement, the occurrence of any of the following events:

(a)	any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the General Partner’s or the Partnership’s assets to any other Person, unless immediately following such sale, exchange or other transfer such assets are owned, directly or indirectly, by the General Partner or the Partnership, as the case may be, or the General Partner or the Partnership, as the case may be, owns or controls such other Person;

(b)	the dissolution or liquidation of the General Partner or the Partnership;

(c)	the consolidation or merger of the General Partner or the Partnership with or into another Person, other than any such transaction where (i) the outstanding Voting Securities of the General Partner or the Partnership, as the case may be, are changed into or exchanged for Voting Securities of the surviving Person or its parent and (ii) the holders of the Voting Securities of the General Partner or the Partnership, as the case may be, immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; or

(d)	a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) other than the General Partner, the Partnership or any of their Affiliates being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the General Partner or the Partnership, except in a merger or consolidation that would not constitute a Change of Control under clause (c) above.

Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would be subject to tax under Section 409A if the foregoing definition of “Change in Control” were to apply, but would not be so subject if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5), then “Change in Control” means, but only to the extent necessary to prevent such compensation from becoming subject to tax under Section 409A, a transaction or circumstance that satisfies the requirements of both (1) a Change in Control under the applicable clauses (i) through (iv) above, and (2) a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5).

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Board or such committee as may be appointed by the Board to administer the Plan.

2.9 “Consultant” means an individual who renders consulting or advisory services to the General Partner, the Partnership or any of their Affiliates.

2.10 “DER” means a distribution equivalent right, being a contingent right, granted in tandem with a specific Award (other than a Restricted Unit), to receive with respect to each Unit subject to the Award an amount in cash equal to the Unit Distributions.

2.11 “Director” means a member of the Board or the board of an Affiliate of the General Partner who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

2.12 “Effective Date” means the date set forth in Section 14.17.

2.13 “Employee” means an employee of the General Partner or an Affiliate of the General Partner.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15 “Fair Market Value” means, as of any date, the per Unit value determined as follows, in accordance with applicable provisions of Section 409A:

(a)	The closing price of a Unit on a recognized national exchange or any established over-the-counter trading system on which dealings take place, or if no trades were made on any such day, the immediately preceding day on which trades were made; or

(b)	In the absence of an established market for the Units of the type described in (a) above, the per Unit Fair Market Value shall be determined by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iv)(B).

2.16 “General Partner” means Rose Rock Midstream GP, LLC.

2.17 “Option” means any Unit option granted under Article 6 of the Plan.

2.18 “Option Price” means the purchase price per Unit subject to an Option, as determined pursuant to Section 6.3 of the Plan.

2.19 “Other Unit-Based Award” means any right granted under Article 10 of the Plan.

2.20 “Participant” means any eligible person as set forth in Section 4.1 of the Plan to whom an Award is granted.

2.21 “Partnership” means Rose Rock Midstream, L.P.

2.22 “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

2.23 “Phantom Unit” means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit on the date of vesting, whichever is determined by the Committee, and which is granted under Section 8.2 of the Plan.

2.24 “Plan” means the Rose Rock Midstream Equity Incentive Plan.

2.25 “Restriction Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

2.26 “Restricted Unit” means any Award granted under Section 8.1 of the Plan.

2.27 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

2.28 “Section 457A” means Section 457A of the Code and all regulations, guidance, compliance programs and other interpretive authority thereunder.

2.29 “Service” means service as an Employee, Consultant or Director.

2.30 “UDR” means a unit distribution right, being a contingent right, associated with an Award of Restricted Units, to receive Unit Distributions with respect to each Unit subject to the Award.

2.31 “Unit” means a common unit representing a limited partnership interest of the Partnership.

2.32 “Unit Distribution” means a distribution by the Partnership with respect to a Unit.

2.33 “Unitholder” means a holder of Units.

2.34 “Unit Appreciation Right” means any right granted under Article 7 of the Plan.

2.35 “Voting Securities” of a Person means securities of any class of such Person entitling the holders thereof to vote in the election of, or to appoint, members of the board of directors or other similar governing body of such Person; provided that if such Person is a limited partnership, the Voting Securities of such Person shall be the general partner interest in such Person.

Article 3 Administration

3.1 Authority of the Committee.

The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Award Agreements and full authority to select the Employees, Consultants and Directors to whom Awards will be granted, and to determine the type and amount of Awards to be granted to each such Employee, Consultant or Director, and the terms and conditions of Awards and Award Agreements. Without limiting the generality of the foregoing, the Committee may, in its sole discretion but subject to the limitations in Article 13 and Section 409A, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, extend the term or period of exercisability of any Awards, or waive any terms or conditions applicable to any Award. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or any of its Affiliates of another entity or the assets of another entity. Such substitute awards that are Options may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the General Partner, the Partnership, any of their Affiliates, any Participant, any beneficiary of any Participant and all other interested individuals.

3.2 Delegation.

The Committee may delegate to one or more of its members, one or more officers of the General Partner, the Partnership or any of their Affiliates, or one or more agents or advisors such administrative duties or powers as it may deem advisable; provided that the Committee shall not delegate to officers of the General Partner, the Partnership or any of their Affiliates the power to make grants of Awards to officers of the General Partner, the Partnership or any of their Affiliates; and provided, further, that no delegation shall be permitted under the Plan that is prohibited by applicable law.

3.3 Limitation of Liability.

The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the General Partner, the Partnership or any of their Affiliates, the General Partner’s or the Partnership’s legal counsel, independent auditors or consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the General Partner, the Partnership or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Partnership with respect to any such action or determination.

Article 4 Eligibility and Participation

4.1 Eligibility.

Participants will consist of such Employees, Consultants and Directors as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2 Type of Awards.

Awards under the Plan may be granted in any one or a combination of: (a) Options, (b) Unit Appreciation Rights, (c) Restricted Units, (d) Phantom Units and (e) Other Unit-Based Awards, and shall include any tandem DERs that may be granted with respect to an Award other than Restricted Units. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

Article 5 Units Subject to the Plan

5.1 General.

Subject to adjustment as provided in Article 12 hereof, the maximum number of Units available for issuance to Participants pursuant to Awards under the Plan shall be [            ]. Any Units delivered pursuant to an Award may consist, in whole or in part, of Units acquired in the open market, from the Partnership, from any Affiliate of the Partnership or from any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

5.2 Additional Units.

In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without the issuance of Units or is otherwise settled for cash, the Units subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards. If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not reduce the maximum number of Units available for issuance under this Plan.

Article 6 Unit Options

6.1 Grant of Options.

Subject to the restrictions of this Article 6, the Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase a stated number of Units at an Option Price established by the Committee, subject to the terms and conditions set forth in this Article 6 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as may be established by the Committee in its sole discretion. Each Option shall be evidenced by an Award Agreement which shall state the number of Units covered by such Option and shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

6.2 Restrictions on Option Grants.

The Committee may grant Options that are intended to comply with Treasury Regulation section 1.409A-l(b)(5)(i)(A) only to Employees, Consultants or Directors performing direct services for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs direct services. For purposes of this Article 6, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Section 409A to any Employee, Consultant or Director.

6.3 Terms of Option Grant.

Subject to the terms of the Plan, the Option Price (which shall not be less than the Fair Market Value of a Unit on the date of the grant of the Option), term, methods of exercise and any other terms and conditions of any Option shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Option as it may deem appropriate.

6.4 Option Term.

The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten (10) years.

6.5 Method of Exercise.

Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Units for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the General Partner and, if applicable, the date payment is received pursuant to clauses (i), (ii), (iii) or (iv) of the following sentence (including the applicable tax withholding pursuant to Section 14.3 of the Plan). The aggregate Option Price for the Units as to which an Option is exercised shall be paid in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by cashier’s check), (ii) to the extent permitted by the Committee, in Units (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Units being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Units (as described in (ii) above) or (iv) if there is a public market for the Units at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Units obtained upon the exercise of the Option and to deliver promptly an amount out of the proceeds of such sale equal to the aggregate Option Price for the Units being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

Article 7 Unit Appreciation Rights

7.1 Grant of Unit Appreciation Rights.

Subject to the restrictions of this Article 7, the Committee is hereby authorized to grant Unit Appreciation Rights to Participants, including a grant of Unit Appreciation Rights in tandem with any Option at the same time such Option is granted (a “Tandem UAR”). Each grant of Unit Appreciation Rights shall be evidenced by an Award Agreement that shall conform to the requirements of the Plan and may contain such provisions as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Unit Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Units on the date of exercise over (b) the grant price of the Unit Appreciation Right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Units, other property or any combination thereof, as the Committee shall determine in its sole discretion.

7.2 Restrictions on Unit Appreciation Rights Grants.

The Committee may grant Unit Appreciation Rights which are intended to comply with Treasury Regulation section 1.409A-1(b)(5)(i)(B) only to Employees, Consultants or Directors performing direct services for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs direct services. For purposes of this Section 7.2, “controlling interest” shall have the same meaning set forth in Section 6.2. The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with Section 409A to any Employee, Consultant or Director.

7.3 Terms of Unit Appreciation Right.

Subject to the terms of the Plan, the grant price (which shall not be less than the Fair Market Value of a Unit on the date of the grant of the Unit Appreciation Right), term, methods of exercise, methods of settlement, and any other terms and conditions of any Unit Appreciation Right shall be as determined by the Committee. The Committee may impose such other conditions or restrictions on the exercise of any Unit Appreciation Right as it may deem appropriate. No Unit Appreciation Right shall have a term of more than ten (10) years from the date of grant.

7.4 Tandem Unit Appreciation Rights and Options.

A Tandem UAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of a Tandem UAR, a Participant shall be required to forfeit the right to exercise an equivalent portion of the related Option (and, when a Unit is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Tandem UAR).

Article 8 Restricted Units and Phantom Units

8.1 Restricted Units

(a)	Grant of Restricted Units. Subject to the restrictions of this Article 8, the Committee is hereby authorized to grant Restricted Units to Participants. An Award of Restricted Units is a grant by the Committee of a specified number of Units to the Participant, which Units are subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Restricted Units in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Units shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

(b)	Terms of Restricted Unit Awards. Each Award Agreement evidencing a Restricted Unit grant shall specify the Restriction Period(s), the number of Restricted Units subject to the Award, the performance, employment or other conditions (including the termination of a Participant’s Service whether due to death, disability or other reason) under which the Restricted Units will vest or be forfeited and such other provisions as the Committee shall determine. Any Restricted Units granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a Unit certificate or certificates (in which case, the certificate(s) representing such Units shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a Unit power endorsed in blank, with the General Partner, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse as set forth in the Award Agreement, and the legend, stop transfer order or other similar restrictive feature shall be removed and the vested Units delivered to the Participant (or, where appropriate, the Participant’s legal representative).

(c)

UDRs. Each Restricted Unit shall include one UDR. Unless provided otherwise in the applicable Award Agreement, Unit Distributions made by the Partnership pursuant to the UDRs shall be paid in cash to the holder of the Restricted Unit without restriction at the same time as Unit Distributions are paid by the Partnership to its other Unitholders. The applicable Award Agreement may provide that Unit Distributions made by the Partnership pursuant to the UDRs with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if so restricted, such Unit Distributions shall be held, without interest, until the Restricted Units vest or are forfeited, as the case may be, in which case such Unit Distributions shall similarly be paid or forfeited, as the case may be. Notwithstanding the foregoing, Unit Distributions made pursuant to UDRs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.

(d)	Voting. The Committee shall determine and set forth in the Participant’s Award Agreement whether or not a Participant holding Restricted Units granted hereunder shall have the right to exercise voting rights with respect to the Restricted Units during the Restriction Period. The Committee may require a Participant to grant an irrevocable proxy and power of substitution.

(e)	Performance Goals. The Committee may condition the grant of Restricted Unit or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Units to such Participant or the Participant shall forfeit such Restricted Units, as applicable.

(f)	Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Units, the Participant shall be required to file promptly a copy of such election with the General Partner.

8.2 Phantom Units

(a)	Grant of Phantom Units. Subject to the restrictions of this Article 68, the Committee is hereby authorized to grant Phantom Units to Participants. The Committee shall have the authority to determine the number of Phantom Units to be granted to a Participant, the Restriction Period, the conditions under which the Phantom Units may vest or be forfeited, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Phantom Units, including whether DERs are granted with respect to such Phantom Units.

(b)	Forfeiture. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s Service for any reason during the applicable Restriction Period, all unvested Phantom Units shall be forfeited by the Participant.

(c)	Performance Goals. The Committee may condition the grant of Phantom Units or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Phantom Units to the Participant or the Participant shall forfeit such Phantom Units, as applicable.

(d)	Payment. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, but not later than 15th day of the third month following the end of the Participant’s taxable year in which the vesting of each Phantom Unit occurs, the Participant shall receive from the Company one Unit or cash equal to the Fair Market Value of a Unit on the date of vesting, as determined by the Committee in its discretion.

Article 9 Other Unit-Based Awards

The Committee, in its sole discretion, may grant Awards of Units and Awards that are valued, in whole or in part, by reference to, or are otherwise based on, the Fair Market Value of Units (the “Other Unit-Based Awards”). Such Other Unit-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Units (or the equivalent cash value of such Units) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance goals. Other Unit-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Unit-Based Awards will be made, the number of Units to be awarded under (or otherwise related to) such Other Unit-Based Awards, whether such Other Unit-Based Awards shall be settled in cash, Units or a combination of cash and Units, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Units so awarded and issued shall be fully paid and non-assessable).

Article 10 DERs

To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit) may include a tandem DER grant, which may provide that the distribution equivalents shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Any grant of DERs will be evidenced in the Award Agreement for the Award for which DERs are granted in tandem. Absent a contrary provision in the Award Agreement, distribution equivalents shall be paid in cash to the Participant without restriction at the same time as Unit Distributions are paid by the Partnership to its Unitholders. Notwithstanding the foregoing, distribution equivalents shall only be paid in a manner that is either exempt from or in compliance with Section 409A. Upon forfeiture, vesting or exercise (as applicable), expiration or settlement of the underlying Award, any tandem DER will expire.

Article 11 Compliance with Section 409A and Section 457A

11.1 General.

The General Partner intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 409A (and shall be interpreted to comply therewith), such that there are no adverse tax consequences, interest, or penalties as a result of the Awards. Notwithstanding the General Partner’s intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Award.

11.2 Payments to Specified Employees.

Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable within 90 days thereafter, but in no event shall such 90-day period extend beyond the end of the taxable year in which such six-month period expires.

11.3 Separation from Service.

A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

11.4 Section 457A.

The General Partner intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 457A, such that there are no adverse tax consequences, interest, or penalties as a result of the Awards. Notwithstanding the General Partner’s intention, in the event any Award is subject to Section 457A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 457A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant of an Award.

Article 12 Adjustments

12.1 Anti-dilution Adjustments.

In the event the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award; provided that the number of Units subject to any Award shall always be a whole number.

12.2 Actions Upon the Occurrence of Certain Events.

Upon the occurrence of a Change of Control, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Partnership, or unless the Committee shall determine otherwise in the Award Agreement, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(a)	provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated without payment), or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(b)

provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests, values and prices, including, but not limited to, exercise prices;

(c)	make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

(d)	provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(e)	provide that the Award cannot be exercised or become payable after such event (i.e., shall terminate upon such event).

Notwithstanding the foregoing, any such action contemplated under this Section 12.2 shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Section 409A to fail to satisfy such section.

Article 13 Duration, Amendment, Modification, Suspension and Termination

13.1 Duration of the Plan.

Unless sooner terminated as provided in Section 13.2, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

13.2 Amendment, Modification, Suspension and Termination of Plan.

The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 13.2, an “Action”) the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such Action shall be taken, other than as permitted under Article 11 or Article 12, (i) without Unitholder approval (A) if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, (B) if such Action increases the number of Units available under the Plan (other than an increase permitted under Article 5 absent Unitholder approval), (C) if such Action results in a material increase in benefits permitted under the Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the Plan, to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the General Partner, the Partnership and/or any of their Affiliates) or a change in eligibility requirements under the Plan, or (D) if such Action results in a reduction of the Option Price or grant price per Unit, as applicable, of any outstanding Options or Unit Appreciation Rights or a cancellation of any outstanding Options or Unit Appreciation Rights in exchange for cash, or for other Awards, such as other Options or Unit Appreciation Rights, with an Option Price or grant price per Unit, as applicable, that is less than such price of the original Options or Unit Appreciation Rights, and (ii) without the written consent of the affected Participant, if such Action would materially diminish the rights of such Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan, any Award or any

Award Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws.

Article 14 General Provisions

14.1 No Right to Service.

The granting of an Award under the Plan shall impose no obligation on the General Partner, the Partnership or any of their Affiliates to continue the Service of a Participant and shall not lessen or affect any right that the General Partner, the Partnership or any of their Affiliates may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

14.2 Settlement of Awards; Fractional Units.

Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Units or whether such fractional Units or any rights thereto shall be rounded, forfeited or otherwise eliminated.

14.3 Tax Withholding.

Unless other arrangements have been made that are acceptable to the General Partner, the Partnership or the applicable Affiliate of the General Partner or the Partnership, the General Partner, the Partnership or such Affiliate shall have the power and the right to deduct or withhold automatically from any amount deliverable under an Award or otherwise, or require a Participant to remit to the General Partner, the Partnership or such Affiliate the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the General Partner’s, the Partnership’s or the applicable Affiliate’s automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the General Partner, the Partnership or the applicable Affiliate of the General Partner or the Partnership withhold Units having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3 of the Exchange Act, such tax withholding automatically shall be effected by “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award.

14.4 No Guarantees Regarding Tax Treatment.

Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Board, the Committee, the General Partner, the Partnership and the Affiliates of the General Partner and the Partnership make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. None of the Board, the Committee, the General Partner, the Partnership or any Affiliate of the General Partner or the Partnership has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A or Section 457A or otherwise, and none of the General Partner, the Partnership or any Affiliate, employee or representative of the General Partner, the Partnership or any of their Affiliates shall have any liability to a Participant with respect thereto.

14.5 Non-Transferability of Awards.

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Partnership and their Affiliates. No transfer shall be permitted for value or consideration. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the General Partner, the Partnership or any of their Affiliates unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

14.6 Conditions and Restrictions on Units.

The Committee may impose such other conditions or restrictions on any Units received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Units received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Units for investment and without any present intention to sell or distribute such Units. Any certificates for Units may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Units.

14.7 Compliance with Law.

The granting of Awards and the issuance of Units under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Units are admitted to trading or listed, as may be required. The General Partner shall have no obligation to issue or deliver evidence of title for Units issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the General Partner determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Units under any applicable national, state or foreign law or ruling of any governmental body that the General Partner determines to be necessary or advisable.

The restrictions contained in this Section 14.7 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 14.6. The inability of the General Partner to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the General Partner’s counsel to be necessary to the lawful issuance and sale of any Units hereunder, shall relieve the General Partner, the Partnership and their Affiliates of any liability in respect of the failure to issue or sell such Units as to which such requisite authority shall not have been obtained.

14.8 Awards to Non-U.S. Employees or Directors.

To comply with the laws in countries other than the United States in which the General Partner, the Partnership or any of their Affiliates operates or has Employees, Consultants or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates of the General Partner or the Partnership shall be covered by the Plan;

(b)	Determine which Employees, Consultants or Directors outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Consultants or Directors outside the United States to comply with applicable foreign laws;

(d)	Take any action, before or after an Award is made, that it deems advisable to obtain the approval of local governmental or regulatory authorities or comply with any necessary local government regulatory exemptions or approvals; and

(e)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 14.8 by the Committee shall be attached to this Plan document as appendices.

14.9 Rights as a Unitholder.

Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a Unitholder with respect to Units covered by any Award until the Participant becomes the record holder of such Units.

14.10 Severability.

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.11 Unfunded Plan.

Participants shall have no right, title, or interest whatsoever in or to any investments that the General Partner, the Partnership or any of their Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the General Partner, the Partnership or any of their Affiliates and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner, the Partnership or any of their Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the General Partner, the Partnership or such Affiliate. All payments to be made hereunder shall be paid from the general funds of the General Partner, the Partnership or their applicable Affiliate and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

14.12 No Constraint on General Partner Action.

Nothing in the Plan shall be construed to (i) limit, impair, or otherwise affect the General Partner’s right or power to make adjustments, reclassifications, reorganizations, or changes in the capital or business structure of the General Partner, the Partnership or any of their Affiliates, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of the business or assets of the General Partner, the Partnership or any of their Affiliates, or (ii) limit the right or power of the General Partner to take any action which it deems to be necessary or appropriate.

14.13 Successors.

All obligations of the General Partner under the Plan with respect to Awards granted hereunder shall be binding on any successor to the General Partner, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the General Partner.

14.14 Governing Law.

The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

14.15 Waiver of Certain Claims.

By participating in the Plan, the Participant waives all and any rights to compensation or damages in consequence of the termination of his or her office or Service with the General Partner, the Partnership or any of their Affiliates for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his or her ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan, any determination by the Board or Committee pursuant to a discretion contained in the Plan or any Award Agreement or the provisions of any statute or law relating to taxation.

14.16 Data Protection.

By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the General Partner, the Partnership and their Affiliates, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan. The General Partner, the Partnership and their Affiliates may share such information with any of their other Affiliates, the trustee of any employee benefit trust, registrars, trustees, brokers, other third party administrators or any Person who obtains control of the General Partner or acquires the General Partner.

14.17 Effective Date.

The Plan shall be effective as of the date of adoption by the Board, which date is set forth below (the “Effective Date”).

* * *

This Plan was duly adopted and approved by resolution of the Board of Directors of the General Partner on the      day of                     2011.